Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61814) of our report dated January 16, 2004, relating to the financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Beijing, China

March 2, 2004